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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

Date:    April 22, 2003

TECUMSEH, Mich. -- United Bancorp, Inc. reports that the first quarter of 2003 was the best first quarter that the financial services company has experienced. Net income reached $1,782,663, which is 9.8% higher than the $1,623,084 of the first quarter of 2002.

At its Annual Meeting of Shareholders held on April 15, 2003, Joseph D. Butcko of Saline, Robert K. Chapman of Ann Arbor, and George H. Cress of Ann Arbor were reelected directors of the holding company. Kathryn M. Mohr of Britton was newly elected to a three-year term.

United Bancorp, Inc. is a financial holding company that is the parent company for United Bank & Trust and United Bank & Trust -- Washtenaw. The subsidiary banks operate 17 banking offices in Lenawee, Washtenaw and Monroe Counties, and have assets under management totaling $1.401 billion.













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